Exhibit 24

POWER OF ATTORNEY
Know all by these presents that the undersigned does hereby make, constitute and appoint each of Dave Welsh, Bradley S. Brown, Christopher B. Lee, Ellen L. Frye, Vincent J. Napolitano, and Jason Carss (each, an “Attorney-in-Fact”), or any one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (both in the undersigned’s individual capacity and as a manager or member of any limited liability company, as a partner of any partnership, as a director or officer of any company or corporate entity, as a trustee of a trust, or in the undersigned’s capacity in a position similar to the foregoing at any other entity, in each case, for which the undersigned is otherwise authorized to sign (collectively, the “Filings Persons”)), to execute and deliver such forms, schedules, statements and other documents as may be required to be filed from time to time in connection with Investment Activities (as defined below) with the U.S. Securities and Exchange Commission with respect to:
(a)	Form 144 under the Securities Act of 1933, as amended, and Rule 144 thereunder,

(b)
Sections 13(d), 13(g), 13(f), 13(h) and 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation filings on Schedule 13D, Schedule 13G, Form 13F, Form 13H, Form 3, Form 4 and Form 5, and

(c)	in connection with any applications for EDGAR access codes, including without limitation the Form ID.

“Investment Activities” means the investment activities of Kohlberg Kravis Roberts & Co. L.P. or any successor thereto or affiliates thereof (collectively, “KKR”) with respect to ONESTREAM, INC. or any successor thereto (the “Issuer”) and any activities ancillary thereto, which includes without limitation all activities with respect to any investments in the Issuer owned, directly or indirectly, by (x) any funds, vehicles and accounts sponsored or managed by KKR or (y) KKR & Co. Inc. (or any successor thereto) and its subsidiaries.
This Power of Attorney supersedes any power of attorney executed by the undersigned prior to the date hereof regarding the Investment Activities as provided above (the “Prior Power of Attorney”), and the authority of the attorneys-in-fact named in any Prior Power of Attorney is hereby revoked.
This Power of Attorney shall continue in full force and effect until the earlier of (a) KKR ceasing to be subject to the requirements enumerated in clauses (i) and (ii) above in connection with the Investment Activities, (b) its revocation in writing by the undersigned, (c) the resignation, separation or termination of the undersigned as an employee of KKR, and (d) with respect to any of the foregoing Attorneys-in-Fact and agents, (x) its revocation in writing by such Attorney-in-Fact and agent, and (y) the resignation, separation or termination of such Attorney-in-Fact and agent as an employee of KKR. The undersigned acknowledges that the Attorneys-in-Fact are not assuming any of the Filing Persons’ responsibilities to comply with Rule 144 under the Securities Act of 1933, as amended, or Section 13 or 16 of the Securities Exchange Act of 1934, as amended.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date set forth below.
11/11/24	/s/ Jeffrey M. Smith
Date	Jeffrey M. Smith